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                                                                  EXHIBIT 99.1

                               October 9, 1995



Mentor Graphics Corporation
8005 S.W. Boeckman Road
Wilsonville, OR  97070-7777

Ladies and Gentlemen:

        The undersigned (the "Stockholder") owns of record or beneficially, with sole voting power, shares of the Common Stock, $.001 par value per share, of Microtec Research, Inc., a Delaware corporation (the "Company").

        Mentor Graphics Corporation, an Oregon corporation ("Parent"), M Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), and the Company are, concurrently with the execution of this letter agreement, entering into an Agreement and Plan of Merger (the "Agreement") providing, among other things, for the merger of Merger Sub into the Company (the "Merger"), pursuant to which the Company will become a wholly owned subsidiary of Parent. The Stockholder understands that Parent has undertaken and will continue to undertake substantial expenses in connection with the negotiation and execution of the Agreement and the subsequent actions necessary to consummate the Merger and the other transactions contemplated by the Agreement. The Stockholder also understands that in connection with the Merger, the Stockholder will receive shares of Common Stock, no par value, of Parent (the "Parent Shares") in exchange for the shares of Common Stock of the Company owned by the Stockholder, in accordance with the provisions of the Agreement,

        As an inducement to, and as a condition to, Parent entering into the Agreement, and in consideration of the expenses incurred and to be incurred by Parent in connection therewith, and for other good and valuable consideration, the Stockholder and Parent agree as follows:

        1. The Stockholder shall vote or cause to be voted for the approval of the Agreement and the Merger, and shall vote or cause to be voted against the approval of any other agreement providing for or proposal authorizing a merger, consolidation, sale of any assets or other business combination of the Company or its subsidiaries with any person or entity other than Parent and its subsidiaries, all of the shares of Common Stock of the Company that the Stockholder shall be entitled to so vote or direct the voting of, whether such shares are owned of record or beneficially by the Stockholder on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise (the "Shares").




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Mentor Graphics Corporation
October 9, 1995
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        2.  The Stockholder hereby constitutes and appoints Parent (the "Proxy
Holder"), with full power of substitution, the Stockholder's true and lawful proxy and attorney-in-fact, to vote the Shares as indicated in Section 1 hereof at any meeting or in any written consent of the stockholders of the Company. The Stockholder intends the proxy granted hereby to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy. The Stockholder hereby revokes any proxy previously granted by the Stockholder with respect to the Shares. During the term of this Agreement, the Stockholder shall not grant any proxy to any person which conflicts with the proxy granted herein and any attempt to do so shall be void.

        3. The Stockholder shall have the right in the first instance to vote the Shares at any meeting or in any written consent in accordance with the provisions of Section 1 of this Agreement. In the event that the Stockholder fails for any reason to vote the Shares in accordance with Section 1, then the Proxy Holder shall have the right to vote the Shares in accordance with the provisions of Section 2. The vote of the Proxy Holder shall control in any conflict between the Proxy Holder's vote of the Shares and a vote by the Stockholder of the Shares.

        4. The Stockholder will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a Lien (as hereinafter defined)) or permit to be sold, assigned, transferred or otherwise disposed of any Shares owned by the Stockholder or any Shares the disposition of which is under the control of the Stockholder, whether such Shares are owned of record or beneficially by the Stockholder on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, except (a) for transfers by will or by operation of law (in which case this letter agreement shall bind the transferee), (b) for transfers where the transferee agrees in writing to be bound by the provision of this Agreement and a copy of such agreement by the transferee is delivered to Parent or (c) as Parent may otherwise agree in writing.

        5. The agreements contained herein are intended to restrict the transferability of the Shares and to continue only for such time as may be reasonably necessary to obtain stockholder and regulatory approval of the Merger and thereafter to consummate the Merger.

        6. The Stockholder represents that the Stockholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this letter agreement. The Stockholder further represents that this letter agreement constitutes a valid and binding agreement with respect to such party, enforceable against such party in
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Mentor Graphics Corporation
October 9, 1995
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accordance with its terms. The Stockholder represents that the Stockholder presently beneficially owns the number of shares of Common Stock of the Company indicated opposite the Stockholder's name below, free and clear of any liens, claims, charges or other encumbrances and restrictions of any kind whatsoever arising as a result of any action or inaction by the Stockholder ("Liens"), and has sole and unrestricted voting power with respect to such shares.

     7. Notwithstanding anything herein to the contrary, the agreements contained herein shall remain in full force and effect until the earlier of
(i) the consummation of the Merger and (ii) the termination of the Agreement in accordance with the terms thereof; provided, however, that in the event the Agreement is terminated by the Company pursuant to Section 7(e) thereof, this letter agreement may be extended unilaterally by Parent upon written notice to Stockholder until the earlier of (a) the consummation of a third party's Company Transaction Proposal, as defined in the Agreement, of (b) ninety
(90) days from the date of such termination by the Company.

     8. This letter agreement is to be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

     9. The representations and agreements of the Stockholder herein are of a special, unique and extraordinary character, any violation of which would cause Parent irreparable harm which could not be reasonable or adequately compensated by damages in an action at law, and such agreements shall, therefore, be enforceable both at law or in equity, by injunction or otherwise.

     10. Parent may waive the performance of any of the obligations of the Stockholder, waive any inaccuracies in the representations by the Stockholder, or waive compliance by the Stockholder with any of the covenants contained in this Agreement, but only by an instrument in writing signed by an officer of Parent. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

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Mentor Graphics Corporation
October 9, 1995
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        Please confirm our agreement by signing a copy of this letter.

                                        Very truly yours,



                                        /s/  Jerry Kirk
                                            -------------
                                             Jerry Kirk



Number of shares of Common Stock of the Company presently beneficially owned by the Stockholder: 4,248,334
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ACKNOWLEDGED AND AGREED TO:

MENTOR GRAPHICS CORPORATION


By:
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Its:
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